Exhibit 99.(d)(1)(E)

Schedule A

to the

Investment Management Agreement between

Guardian Variable Products Trust and

Park Avenue Institutional Advisers LLC

Dated August 8, 2016

Amended as of October 25, 2021

Fund	Fee (as an annual percentage of average daily net assets of the Fund)
Guardian Large Cap Fundamental Growth VIP Fund	0.62% on assets up to $100 million; 0.57% on assets from $100 to $300 million; 0.52% on assets from $300 to $500 million; 0.50% on assets over $500 million.
Guardian Large Cap Disciplined Growth VIP Fund	0.62% on assets up to $100 million; 0.57% on assets from $100 to $300 million; 0.52% on assets from $300 to $500 million; 0.50% on assets over $500 million.
Guardian All Cap Core VIP Fund	0.44% on assets up to $500 million; 0.40% on assets over $500 million.
Guardian Balanced Allocation VIP Fund	0.48%
Guardian Integrated Research VIP Fund	0.50% on assets up to $200 million; 0.43% on assets from $200 to $300 million; 0.40% on assets over $300 million
Guardian Diversified Research VIP Fund	0.60%
Guardian Strategic Large Cap Core VIP Fund	0.55% on assets up to $200 million; 0.50% on assets over $200 million.
Guardian Select Mid Cap Core VIP Fund	0.53%
Guardian Small-Mid Cap Core VIP Fund	0.65% on assets up to $200 million; 0.60% on assets over $200 million.
Guardian Small Cap Core VIP Fund	0.69%
Guardian Equity Income VIP Fund	0.50%
Guardian Large Cap Disciplined Value VIP Fund	0.65% on assets up to $100 million; 0.60% on assets from $100 to $300 million; 0.55% on assets from $300 to $500 million; 0.53% on assets over $500 million.

Fund	Fee (as an annual percentage of average daily net assets of the Fund)
Guardian Growth & Income VIP Fund	0.65% on assets up to $100 million; 0.60% on assets from $100 to $300 million; 0.55% on assets from $300 to $500 million; 0.53% on assets over $500 million.
Guardian Mid Cap Traditional Growth VIP Fund	0.80% on assets up to $100 million; 0.75% on assets from $100 to $300 million; 0.73% on assets over $300 million.
Guardian Mid Cap Relative Value VIP Fund	0.72% on assets up to $100 million; 0.67% on assets from $100 to $300 million; 0.62% on assets from $300 to $500 million; 0.60% on assets over $500 million.
Guardian International Growth VIP Fund	0.80% on assets up to $100 million; 0.75% on assets over $100 million.
Guardian International Value VIP Fund	0.80% on assets up to $100 million; 0.75% on assets over $100 million.
Guardian Core Fixed Income VIP Fund	0.45% on assets up to $300 million; 0.40% on assets over $300 million.
Guardian Core Plus Fixed Income VIP Fund	0.45% on assets up to $300 million; 0.40% on assets over $300 million.
Guardian Global Utilities VIP Fund	0.73%
Guardian Multi-Sector Bond VIP Fund	0.52%
Guardian Short Duration Bond VIP Fund	0.45% on assets up to $300 million; 0.40% on assets over $300 million.
Guardian Total Return Bond VIP Fund	0.45% on assets up to $300 million; 0.40% on assets over $300 million.
Guardian U.S. Government Securities VIP Fund	0.47%